Exhibit 10.29

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of the 25th day of June, 2008 by and between HUB RI PROPERTIES TRUST, a Maryland real estate investment trust (“Seller”), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement, dated as of May 5, 2008 (the “Agreement”), with respect to the purchase and sale of certain real property and other property located at 701 George Washington Highway, Lincoln, Rhode Island, all as more particularly described in the Agreement; and

WHEREAS, Seller and Purchaser desire to amend the Agreement to accelerate the Closing Date and change the definition of “Title Company”, in accordance with the terms of this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Defined Terms.  Terms used in this Amendment, but not otherwise defined herein, shall have the meanings given to them in the Agreement.

2.             Title Company Definition. Section 1.17 of the Agreement is hereby amended by deleting “Lawyers Title Insurance Corporation” and inserting “Stewart Title Guaranty Company” in its place.

3.             Closing Date Acceleration.  Section 2.2 of the Agreement is hereby amended by deleting the date “March 20, 2009” from the first sentence thereof and inserting the date “June 25, 2008” in its place.

4.             Agreement Provisions.  All provisions of the Agreement, as amended by this Amendment, are hereby ratified and confirmed and remain in full force and effect.

5.             Multiple Counterparts.  This Amendment may be executed in a number of identical counterparts.  If so executed, each counterpart is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement.  Such executed counterparts may be delivered by facsimile or by e-mail (in .pdf format) and any such counterparts so delivered shall be deemed original documents for all purposes.

6.             Non-Liability of Trustees of Seller.  The Declaration of Trust of Seller, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provide that the name “Hub RI Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of Seller shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Seller, as the case may be.  All persons dealing with Seller in any way shall look only to the assets of Seller for the payment of any sum or the performance of any obligation.

7.             Non-Liability of Trustees of Purchaser.  The Declaration of Trust of Purchaser, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Senior Housing Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of Purchaser shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Purchaser.  All persons dealing with Purchaser in any way shall look only to the assets of Purchaser for the payment of any sum or the performance of any obligation.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SELLER:

HUB RI PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

PURCHASER:

SENIOR HOUSING PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ David J. Hegarty
David J. Hegarty
President

[SIGNATURE PAGE TO FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT]